UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM 8-K/A
(Amendment No. 1)
___________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 30, 2013
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THE GOLDFIELD CORPORATION
(Exact name of registrant as specified in its charter)
 ___________________________________________

Delaware	1-7525	88-0031580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1684 West Hibiscus Blvd. Melbourne, FL	32901
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (321) 724-1700
 ___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The Goldfield Corporation (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K, dated May 30, 2013, (filed with the SEC on June 3, 2013) solely for the purpose of disclosing under Item 5.07 of Form 8-K the Company's decision following its annual meeting of stockholders, as to the frequency with which it expects to include a stockholder vote on the compensation of executives in future annual meeting proxy materials. This Amendment No. 1 does not otherwise revise the May 30, 2013 Form 8-K in any way.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the Company's annual meeting of stockholders held on May 30, 2013, the Company's stockholders voted on an advisory proposal concerning the frequency of future advisory votes on executive compensation. As reported in the Company's Current Report on Form 8-K dated May 30, 2013, at the meeting, consistent with the Company's Board of Directors' recommendation, stockholders cast the highest number of votes for a triennial (every three years) frequency instead of a biennial (every two years) or annual frequency. In light of these results, the Company's Board of Directors has determined that it will hold a triennial advisory vote on executive compensation. The Company will re-evaluate this determination in connection with its next stockholder advisory vote regarding the frequency of future advisory votes on executive compensation. The Company is required to hold votes on frequency every six calendar years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 20, 2013

The Goldfield Corporation

By:	/s/ Stephen R. Wherry
Stephen R. Wherry
Senior Vice President, Chief Financial Officer
(Principal Financial and Accounting Officer),
Treasurer and Assistant Secretary

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